UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2026
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Wisconsin Avenue, 22nd Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market
Depositary shares of 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock	AGNCL	The Nasdaq Global Select Market
Depositary shares of 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock	AGNCZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 10, 2026, AGNC Mortgage Management, LLC (“AMM”) entered into a first amendment to Sixth Amended and Restated Employment Agreement (the “Agreement”) with Gary Kain, Executive Chair of AGNC Investment Corp. (the “Company”). The Agreement revises the following terms from Mr. Kain’s employment agreement dated July 18, 2024.

Annual Cash Bonus: Mr. Kain will be eligible to receive an annual cash bonus having a target value of $1,300,000 for performance in calendar year 2027 and for each calendar year thereafter. Payment of this bonus, which may range from 0%-200% of target value, would be expected to be paid in the first quarter of 2028 and each succeeding year based on the achievement of specified annual performance measures set by the Compensation and Corporate Governance Committee of the Board (the “Compensation Committee”).

Annual Long-Term Incentive Award: Subject to requisite approval of the Company’s Board of Directors, commencing in 2027 Mr. Kain is entitled to receive annual long-term incentive awards denominated in shares of common stock of the Company with a fair market value (at target on the date of the grant) of $1,500,000. 67% of these awards will vest based upon the achievement of specified performance metrics determined by the Compensation Committee measured over a three-year performance period, and payout of these awards may range from 0% to 200% of the target shares based on actual performance. The remaining 33% of such awards will vest annually over a three-year period.

The remaining operative terms of Mr. Kain’s employment agreement, including base salary, payments upon a termination or separation of service, and restrictive covenants, are unchanged.

The description above is qualified in its entirety by reference to Mr. Kain’s First Amendment to Sixth Amended and Restated Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated into this Item 5.02 by reference.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated September 10, 2026, by and between AGNC Mortgage Management, LLC and Gary Kain
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: September 11, 2026	By:	/s/ Kenneth Pollack
Kenneth Pollack
Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary